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Exhibit 10.6

Lease Agreement B/T View Systems, Inc. and Lawrence Seiler

GUARANTY OF LEASE

    THIS AGREEMENT OF GUARANTY, made as of this 1st day of June, 1999 by Hunther Than jointly and severally hereinafter referred to as "Guarantor."

    WHEREAS, Lawrence Seiler, (sometimes hereinafter referred to as "Landlord," concurrently with the delivery of this instrument of guaranty, has demised and leased to View Systems, Inc., a corporation, (sometimes hereinafter referred to as "Tenant"), premises for the operation of its business as permitted in said lease, located in Broken Land Business Center, executed by Tenant, which said Lease is incorporated herein by reference thereto; and

    WHEREAS, the undersigned Guarantor has control of the stock of the Tenant and will derive benefits from the Lease, and hereby acknowledges that said Landlord would not enter into said lease unless this instrument of guaranty accompanied said Lease;

    NOW, THEREFORE, in consideration of the letting of the premises aforementioned by Landlord to said Tenant and of the payment of One Dollar ($1.00) to the undersigned Guarantor by said Landlord prior to the execution of this instrument, the receipt and sufficiency of which consideration is hereby acknowledged by Guarantor, the Guarantor does hereby covenant and agree to and with said Landlord, its successors and assigns, that if default shall, at any time be made by Tenant, its successors and assigns or subleases, in the payment of rent, or any other charges, or in the performance of any of the terms, covenants, or conditions contained in the within Lease on the Tenant's part to be paid or performed, then, and in every such event, Guarantor will pay to Landlord the said rent or other charges or any areas thereof, or any other sum or sums provided to be paid by Tenant under any of the terms of said Lease that may remain due unto the said Landlord, its successors or assigns or that may become due, and any and all damages that may arise in consequence of the nonperformance of the said terms, conditions or covenants or any of them, without requiring notice of any such default from said Landlord, its successors and assigns and without requiring any proceedings to be taken against the Tenant, its successors or assigns, for the collection of such amount or amounts and without observance, proof, notice, or demand, whereby to charge the undersigned therefore, all of which the undersigned hereby expressly waives and expressly agrees that validity of this Agreement and the obligations of the Guarantor hereunder shall in assertion of Landlord against Tenant of any of the rights and remedies reserved to Landlord pursuant to the provision of the Lease Agreement, and expressly agrees that the validity of this Agreement and the obligation of the Guarantor hereunder shall in no way be determined, affected or impaired by reason of any action which Landlord may take or may fail to take against the Tenant, or by reason of any waiver of or failure to enforce any of the rights or remedies reserved to the Landlord in said Lease, or by reason of any extension, renewal, modification or waiver, or otherwise. The undersigned covenants and agrees that this Guaranty shall remain and continue in full force and effect as to any renewal, modification or extension of said Lease. Notices by Landlord to Tenant shall for all purposes be deemed notice to Guarantor. Guarantor shall be bound as fully and to the same extent as had Guarantor executed the Lease referred to above as the Tenant, jointly and severally with the Tenant.

    IN WITNESS WHEREOF, the undersigned have executed this Guaranty and affixed their hands and seals this 25th day of May, 1999.

    WITNESS:

/s/ Andrew L. Jiramek	/s/ Gunther Than
(Seal)
Andrew L. Jiramek	Gunther Than
/s/ Andrew L. Jiramek	/s/ Lawrence Seiler
(Seal)
Andrew L. Jiramek	Lawrence Seiler

    STATE OF MARYLAND:            County of: Howard: TO WHIT:

    I HEREBY CERTIFY that on this 25th day of May, 1999 before me, the subscriber, a Notary Public of the State of Maryland, personally appeared            , and they acknowledged the foregoing Guaranty of Lease to be their act and deed.

    AS WITNESS my hand and Notarial Seal.

/s/ Brenda Matel Notary Public My commission expires: 5-11-02

STANDARD INDUSTRIAL LEASE

INFORMATION SCHEDULE

    This Information Schedule is a part of the lease between the parties named below. The information in this Schedule is further explained and detailed in the rest of the Lease, most particularly in the referenced Lease Paragraphs.

INFORMATION		PARAGRAPH

DATE OF LEASE:	June 1, 1997	#1
PARTIES:	LANDLORD: LAWRENCE SEILER	#1, #19
	TENANT: VIEW SYSTEMS, INC.	#1, #19
PREMISES:
That portion of Broken Land Industrial Center, Exhibit A, leased by Tenant from Landlord and shown cross-hatched on Exhibit A, containing the agreed upon equivalent of 8,000 square feet, more or less, of rentable area. The premises are further identified and known as 9693 Gerwig Lane, Suite N, O, P, and Q, Columbia, MD 21046.
LANDLORD'S WORK:	(None.)
OCCUPANCY:	The "Date of Occupancy" shall be the date Tenant begins business in the Premises, but no later than June 1, 1999.	#3.2
TERM:	The "Lease Term" begins on the Date of Occupancy and ends at midnight on the last day of the 36 full calendar month thereafter.
RENTS:
Fixed Minimum Rent: Eight thousand dollars ($8,000.00) commencing on the occupancy date. In the event the said rent commencement date occurs on a day other than the first day of a calendar month, Tenant shall pay to the Landlord on such day a proportionate share of the fixed minimum rent for the balance of that month, computed on a per diem basis by dividing the monthly fixed minimum rent by thirty (30).
The fixed minimum rent shall be increased at the Landlord's sole option to a level not to exceed $9,000.00 per month for the duration of the first option period of three years.
The fixed minimum rent shall be increased at the Landlord's sole option to a level not to exceed $10,000.00 per month for the duration of the second option of three years.
Tenant shall pay all Real Property Taxes during the original term of this Lease and during any option period as exercised by the Tenant.
DEPOSIT:
The initial deposit is $16,000.00, of which amount $8,000.00 shall constitute payment by Tenant of the fixed minimum rent due hereunder for the first full month of the term and the balance thereof in the amount of $8,000.00 shall be applied as provided in Section 5.3.
RENEWAL:	Two successive option periods of three years. Fixed Minimum Rent: During any renewal option Period shall be as shown under paragraph titled "RENTS" above.	#4.2
PERMITTED USES:	Specific: Corporate offices,
General: Carrying out any related business activity permitted by Tenant's Corporate Charter

STANDARD INDUSTRIAL LEASE

    1. PARTIES. This lease is made as of the date shown in the Information Schedule, between the parties as provided in said schedule.

    2. PREMISES; PROPERTY.

    2.1 PREMISES. In consideration of the agreements in this Lease and other consideration paid, Landlord leases to the Tenant and the Tenant leases from Landlord:

  (a)
  the "Premises" described in the Information Schedule and shown on Exhibit "A". The Premises is located in the "Building" located in the Broken Land Business Center described in Exhibit "A" and the Information Schedule.

  (b)
  the non exclusive right to use the parking and loading area, if any, described in the Information Schedule and as shown as the "Adjacent Site Improvements" on Exhibit "A".

  (c)
  the right to use together with Landlord and other tenants of the Industrial Park, the driveways, parking (to the extent not leased to other tenants for their non exclusive use), and grounds.

    The "Premises" leased are the Building Space and Adjacent Site Improvements.

3.  POSSESSION; PERMITS.

    3.1 POSSESSION. Tenant may cancel this lease if possession is not provided within ninety (90) days from the Lease date. Tenant agrees not to seek damages if occupancy is delayed due to any of the events in Article 15 or any other cause beyond the reasonable control of the Landlord.

    3.2 PERMITS. Upon execution of Lease by both parties, Tenant shall, at Tenant's own expense, promptly obtain from the appropriate governmental authorities any and all permits, licenses and the like required to permit Tenant to begin business in the Leased premises for the purposes herein stated. The parties believe and understand the Tenant's intended use(s) will qualify for all necessary permits, licenses, and the like. In the event such is not the case, Tenant shall have the option, upon prompt written notice to Landlord, to cancel this Lease.

4.  TERM.

    4.1 COMMENCEMENT AND TERMINATION. The Lease Term is as provided in the Information Schedule. If the Tenant is on the premises before the Date of Occupancy, the terms of the Lease (except rentals) will govern. This lease is not terminable by Tenant, except as expressly stated.

    4.2 RENEWAL OPTIONS. Tenant will have the option of extending this lease for option periods, as provided in the Information Schedule, each on the same terms and conditions, except that the fixed minimum rent during the renewal option terms shall be as detailed on the attached Information Schedule. If Tenant exercises any option to renew this Lease, Tenant shall give notice to Landlord of its election to exercise each option at least 180 days before the end of the original term of the previous option period. Tenant's right to exercise any option period is conditioned on Tenant's not being in default under this Lease at the time of each notice of intent to exercise the option and at the beginning of each option term. A termination of the Lease prior to the stated expiration date will terminate any right of renewal.

5.  RENTS, SECURITY DEPOSITS.

    5.1 FIXED MINIMUM RENT. Tenant agrees to pay Landlord Fixed Minimum Rent (the Rent) for the Premises in the amounts listed in the attached Information Schedule. The Rent will be paid in monthly installments, in advance, without offset, deduction or prior demand, on the first day of each month of the original and any renewal Lease Term.

    5.2 RENT OBLIGATIONS INDEPENDENT; ABATEMENT; PRORATION; WHERE PAYABLE; LATE CHARGES. The rent obligations are independent of any other obligations of Tenant or Landlord and Tenant is not entitled to any abatement or reduction which would alter this agreement of the parties. Rent due for any period which is less than one month will be prorated as shown in Information Schedule. Rent is payable to Landlord at the address at Paragraph 19 or to persons or at places the Landlord may state in writing. A five percent (5%) handling fee is due on any rent not paid within fifteen (15) days of the due date, unless Landlord elects to pursue actions under Paragraph 13.

    5.3 SECURITY DEPOSIT. Upon execution of this Lease, Tenant shall deposit with Landlord a cash Security Deposit in the amount provided in the Information Schedule. Landlord may apply alll or part of the Security Deposit to any unpaid rent or other charges due from Tenant under the terms of this lease or to cure any default of Tenant. If Landlord uses any part of the Security Deposit, Tenant shall restore the Security Deposit to its full amount within ten (10) days after Landlord's written request. Tenant's failure to comply with this provision shall be a material default. No interest is payable on the Security Deposit, Landlord is not required to keep the Security Deposit in a separate account and no trust relationship is created as to the Security Deposit.

6.  USE, COMPLIANCE WITH LAW, CONDITION OF PREMISES.

    6.1 USE. Tenant covenants and agrees to use the Premises for no purpose other than those listed in the Information Schedule.

    6.2 COMPLIANCE WITH LAW. Tenant, at its expense, will comply promptly with all statutes, ordinances, rules and regulations, orders and requirements (including the recommendations fo fire rating organizations, Tenant's and Landlord's underwriters and insurance companies), in effect during the Lease Term regulating the use of the Premises by Tenant. Tenant will not carry on, nor permit any dangerous or offensive activity so as to create damage to the property, waste, a nuisance, or disturbance to other tenants.

    6.3 CONDITION OF PREMISES. Tenant accepts the Premises in the condition existing as of the date of this Lease, subject only to satisfactory operation of the existing heating unit in the warehouse area of the Premises and the satisfactory operation of the heating and air conditioning unit in the office/ showroom area of the Premises. Tenant may ask for inspection of the aforesaid units by a third party (satisfactory to both Tenant and Landlord) to establish condition. Any material defects, established by said inspection, must be repaired prior to Tenant taking possession. Tenant will pay the first $100.00 of any charges incurred for such work, the Landlord will pay for the remaining charges, if any.

7.  MAINTENANCE, REPAIRS, AND ALTERATIONS.

    7.1 TENANT'S OBLIGATIONS. During the Lease Term, Tenant shall maintain, replace and keep the Premises in good and clean order, condition and repair including fixtures and equipment (including, but not limited to, all windows and doors and their fixtures, electrical system, plumbing, heating and cooling equipment and interior partitions.) Tenant will maintain maintenance contract covering the air conditioning system. Tenant will maintain maintenance contract covering the air conditioning system. Tenant waives the benefits of any statute which would give Tenant the right to make repairs at Landlord's expense or to terminate this Lease because of Landlord's failure to keep the premises in good order, condition and repair. Tenant agrees only non-hazardous trash in suitable containers will be stored outside the Building Space.

    7.2 LANDLORD'S OBLIGATIONS. Landlord will maintain the roof, the structural integrity of the exterior walls, structural supports and foundations of the Building and the paved areas of the Borken Land Business Center unless covered by the provisions of Paragraph 9.3. Landlord will maintain the common areas of the Park and the exterior surface of the Building's walls and any common use lighting as a Property Cost. Landlord may enter the premises on reasonable notice to carry out its obligations. Landlord is not liable for any reasonable interruption of Tenant's use of the Premises.

    It is expressly agreed between the parties that the Landlord will not be liable to the Tenant for any damage or injury which may be sustained by the Tenant of those claiming through Tenant as a result of leaks in the roof, foundation or outside walls. The Landlord will be liable to the Tenant only in the event of the Landlord's willful refusal to repair the roof, foundation and outside walls or Landlord's gross negligence in making such repairs.

7.3 N/A

    7.4 SURRENDER OF PREMISES. At the end of the term, or any other termination, Tenant will return the Premises in good, clean condition and operating order, after completing all maintenance and replacement which is Tenant's responsibility. Damage by ordinary wear and tear is excepted to the extent that it is not part of Tenant's obligation to maintain and replace. Also excepted is casualty from causes against which Landlord carries insurance. Extraordinary wear and tear due to Tenant's use of the Premises is the responsibility of Tenant. Damage to the Premises caused by paragraph 7.5 9c) removals will be repaired by Tenant.

7.5 ALTERATIONS AND ADDITIONS.

  (a)
  CONSENT. Except as noted, Tenant will not make any alterations or improvements to the Premises, or changes to the exterior of the Premises, or the exterior of the Building without Landlord's prior written consent. Landlord may condition its consent with any of the following:

  (i)
  Tenant's agreement to remove any alterations or improvements upon termination, and to restore the premises to the prior condition.

  (ii)
  A lien and completion bond equal to one and one-half times the estimated cost of improvements.

  (iii)
  Insurance necessary to protect both parties while work is in progress.

    Prior to commencing any work, Tenant will give Landlord plans and specifications drawn by a licensed professional, certified as meeting legal and professional standards. Tenant will complete all work in a workmanlike manner, and the work will be done so as to cause a minimum of interference at Broken Land Business Center.

    It is herewith noted that Landlord grants permission to Tenant to carry out the following alterations and/or additions (subject to the terms of this clause):

    7.5 (b) LIENS. Claims for labor or materials will be paid by Tenant when due or secured by bond.

    At least ten (10) days prior to beginning work on the premises notice will be sent to Landlord so that Landlord may post notices of non-responsibility.

    7.6 (c) SURRENDER OF REMOVAL OF ALTERATIONS. Unless removal is required by paragraph 7.5 (a), all alterations or improvements will become the property of Landlord and will be surrendered with the Premises at the end of the Lease Term or other termination, without payment. Tenant's machinery and equipment, unless it is fixed to the Premises so that it cannot be removed without material damage, remains the property of the Tenant and may be removed by Tenant subject to Paragraph 7.4.

8.  INSURANCE.

    8.1 LIABILITY INSURANCE. During the Lease Term, Tenant will maintain a policy of comprehensive general liability insurance insuring Landlord and Tenant against liability arising out of the ownership, use, occupancy or maintenance of the Premises. The insurance will be for not less than $1,000,000.00 for bodily injury or personal injury to or death of one persons in any one accident or occurrence and for not less than $1,000,000.00 for bodily injury or personal injury to or death of more than one person in any one accident or occurrence. The insurance shall insure Landlord and Tenant against liability for property damage of at least $100,000.00. The limits of the insurance will not limit the endorsements, if applicable, and will insure Tenant's performance fails to maintain the required insurance the Landlord may, but does not have to, maintain the insurance at Tenant's expense. The policy shall expressly provide that it is not subject to invalidation of the Landlord's interest by reason of any act or omission on the part of Tenant.

    8.2 a) HAZARD INSURANCE ON BUILDING. During the Lease Term Landlord will maintain policies of insurance covering loss or damage to the Building in the amount of the full replacement value, providing protection against all perils included within the classification of fire and extended coverage. Landlord may elect to provide rent loss, vandalism, malicious mischief, sprinkler leakage, war, automobile, flood, air conditioner and all risk insurance. The insurance will provide for payment of loss to Landlord or to the holder of a first mortgage or deed of trust on the property.

    b) N/A

    c) TENANT'S PERSONAL PROPERTY. Tenant assumes all risk of loss or damage to Tenant's Property. Tenant assumes the risk that loss or damage to Tenant's Property, to the Premises or to the Property may result in loss of income, profits, or good will to the business or Tenant or other persons interested in Tenant's Property. Tenant releases and holds Landlord harmless from liability for these losses or damage, except arising out of Landlord's gross negligence or willful misconduct.Tenant's Property includes all goods, all fixtures, improvements and betterments placed in or about the Premises belonging to Tenant or any person connected with, or claiming under or through loss or claims, including reasonable attorneys fees and cost in defending a claim, arising out of loss or damage to Tenant's Property belonging to others. Landlord means Landlord, its employees and agents.

    TENANT SHALL PROVIDE INSURANCE THE EXTENT OF NOT LESS THAN NINETY PERCENT (90%) OF THE FAIR MARKET VALUE OF TENANT'S PROPERTY AS APPRAISED BY TENANT'S INSURER(S), WITH AN AGREED AMOUNT ENDORSEMENT.

    8.3 a) TENANT'S INSURANCE POLICIES. Insurance carried by Tenant will be with companies licensed in the State in which the Property is located. The Tenant will deliver to Landlord certified copies of the policies of insurance or certificates evidencing the existence and amounts of insurance. No policy shall be cancelable or subject to reduction of coverage or other modification except after 30 days prior written notice to Landlord. Tenant shall, at least 30 days prior to the expiration of the policies, furnish Landlord with renewals or "binders" for the policies, or Landlord may order the required insurance and charge the cost to Tenant pursuant to Paragraph 23.

       b) INCREASED RISK. Tenant will not do anything or permit anything to be done by anyone under its control to allow any hazardous condition to exist ("Increased Risk") which shall invalidate or cause the cancellation of the insurance policies carried by either Tenant or Landlord. If Tenant does or permits any Increased Risk which causes an increase in the cost of Landlord's insurance policies, then Tenant shall reimburse Landlord pursuant to Paragraph 23 for additional premiums attributable to any act. Omission or operation of Tenant causing the increase in the premiums, including, but not limited to, non-additional premiums will not excuse Tenant from terminating or removing the Increased Risk unless Landlord agrees in writing. Absent agreement, Tenant shall promptly terminate or remove the Increased Risk.

    8.4 WAIVER OF SUBROGATION ON PROPERTY POLICIES. Each party releases the other party from any and all liability or responsibility (to the other party or anyone claiming through or under them by way of subrogation of otherwise) for loss or damage to property resulting from causes insured against, even if such casualty has been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible. This release shall be applicable and in force and effect only with respect to loss or damage occurring during a time when the releasor's policies contain a clause or endorsement to the effect that any such release shall not adversely affect or impair the policies or prejudice the right of the releaser to recover under the policy in question. Each party agrees that is policies will include such a clause or endorsement so long as the other party pays the extra cost. Each party shall notify the other party of any extra cost. The other party may then elect to have the clause or endorsement included by paying the cost. The release shall not limit the effectiveness of any indemnity, assumption of risk or release of liability contained elsewhere in this Lease.

    8.5 INDEMNITY. Tenant shall indemnify and hold harmless Landlord, its agents and employees, from and against any and all claims arising from: (a) Tenant's use of the premises, (b) the conduct of Tenant's business or anything else done or permitted by Tenant to be done in or about the Premises or elsewhere in the Industrial Park, (c) any breach or default in the performance of the Tenant, or Tenant's agents, contractors or employees. Tenant shall defend Landlord against all costs, attorney's fees claims, action or proceeding. In case any action or proceeding is brought against Landlord by reason of a claim, Tenant, upon notice from Landlord, shall defend the same at Tenant's expense by counsel satisfactory to Landlord. Tenant assumes all risk of damage to property or injury to persons, in or about the Premises arising from any cause and Tenant waives all such claims against Landlord, except claims due to Landlord's gross negligence or willful misconduct.

    The liability of Tenant to indemnify Landlord, its agents and employees, shall not extend to any matter against which Landlord shall be effectively protected by insurance, provided that if any liability shall exceed the amount of effective and collectable insurance, the liability of Tenant shall apply to the excess. Whether the insurance is "effective" depends in part, but not by way of limitation, on the absence of any defense to coverage made by the insurer.

9.  CASUALTY DAMAGE.

    9.1 DAMAGE TO BUILDING SPACE. Tenant will give immediate notice to Landlord of fire or other casualty damage to the Premises. Landlord will repair the Building Space, unless it decides to terminate under Paragraph 9.2. Tenant will be obligated to pay prorate fixed and additional rent on the portion of the Building Space it can occupy.

9.2 OPTIONS TO TERMINATE.

  a)
  BUILDING SPACE DAMAGE. If the Building is substantially destroyed or the damage requires more than 180 days from the date of the damage to repair, either Landlord or Tenant from the date of the damage to repair, either Landlord or Tenant has the option to terminate this Lease by giving written notice within 30 days after the date of the damage (except Tenant shall not have such option if less than twenty percent (20%) of the Building Space is damaged, in which case the provisions of 9.2(c) shall apply). This Lease shall terminate either 30 days after receipt of the notice or the date Tenant vacates the Premises, whichever is sooner.

  b)
  DAMAGE TO OTHER PORTIONS OF BUILDING. If damage to other portions of the Building is sufficient to require more than 180 days from the date of the damage to repair, the Landlord has the sole option to terminate this Lease by following procedures in 9.2(a).

  c)
  REPAIRS REQUIRIING LESS THAN 180 DAYS TO REPAIR. If the estimated repair time is less than 180 days and Landlord diligently pursues repair, Tenant may not terminate if repair time runs over 180 days due to causes beyond Landlord's control.

  d)
  DAMAGE DURING LAST SIX MONTHS OF TERM. If casualty damage occurs to the Premises or to the Building during the last six (6) months of the Lease Term, Landlord may terminate this Lease. If Tenant has an unexpired option to extend, the option to extend or renew must be exercised within twenty (20) days of the casualty. If the option is exercised, Landlord may not cancel unless there is substantial damage. If the option is not exercised, the option is terminated and Landlord can terminate the Lease.

    9.3 NEGLIGENCE OF TENANT—UNINSURED LOSS. An "Insured Loss" is damage caused by an event which is either required to be or which has been elected by Landlord to be covered by insurance described in Paragraph 8.2(a). If casualty damage occurs which is not an Insured Loss and which is due to a negligent or willful act of Tenant, Tenant will repair the damage at its expense and will remain liable for the full rent during repair. Termination under Paragraph 9.2 will not be available to Tenant.

    9.4 TENTANT'S CLAIMS. No compensation or claims or diminution of rent will be allowed, or paid by Landlord, by reason of inconvenience, annoyance, or injury to business, arising from the necessity or repairing any other portion of the Building, however the necessity may occur

10. REAL PROPERTY TAXES.

    10.1 PAYMENT OF TAXES. Tenant shall pay all Real Property Taxes during the original term of this Lease and during any option period as exercised by the Tenant.

    10.2 DEFINITION OF "REAL PROPERTY TAX." The term "Real Property Tax" includes any form of assessment, license fee, levy, penalty or tax (other than inheritance or estate taxes), imposed by an authority with direct or indirect power to tax any legal or equitable interest of Landlord in the real property of which the Premises are a part, but shall not include any rent tax payable by Tenant under Paragraph 5, nor any corporate franchise or income taxes.

10.3 N/A

    10.4 PERSONAL PROPERTY TAXES. Tenant will pay, before delinquency, all taxes assessed against trade fixture, furnishings, equipment and all other personal property of Tenant. Tenant will cause these items to be assessed and billed separately from the real property of Landlord.

    11. UTILITIES. Tenant will pay directly to the appropriate supplier, the cost of all water, gas, heat, light, power, telephone, refuse disposal and other utilities and services supplied to the Premises, and any taxes on those bills. Landlord shall, specifically, be responsible for payment for the pro-rate share of water and sewer service supplied to the premises.

12. ASSIGNMENT AND SUBLETTING.

    12.1 LANDLORD'S CONSENT REQUIRED. Tenant will not voluntarily or by operation of law assign, transfer, mortgage, sublet or otherwise transfer of encumber all or any part of Tenant's interest in this Lease or in the Premises, without Landlord's prior written consent which consent may be withheld by Landlord for any reason. Any attempt assignment, transfer, mortgage, encumbrance or subletting without consent shall be void as against Landlord, and shall constitute a breach of the Lease.

    12.2 NO RELEASE OF TENANT. Regardless of Landlord's consent, no subletting or assignment will alter the primary liability of Tenant to pay the rent and to perform all other obligations to be performed by Tenant. Acceptance of rent from any other person will not be deemed a waiver by Landlord of any provision of this Lease. Consent to one assignment or subletting will not be deemed consent to any subsequent assignment or subletting.

    12.3 PARTICIPATION BY LANDLORD. In the event of any assignment or sublease involving rent in excess of the Fixed Minimum Rent or Additional Rent required under this Lease (Excess Rent), Landlord shall participate in the Excess Rent. Tenant shall promptly forward to Landlord fifty percent (50%) of all such Excess Rent collected from the assignee or subtenant and shall supply Landlord with true copes as executed of all assignments and subleases.

    12.4 PROCESSING FEES. If Landlord consents to a sublease or assignment, Tenant will pay a processing fee not to exceed $350.00

13. DEFAULTS; REMEDIES.

    13.1 EVENTS OF DEFAULT. It is a default under this Lease if any of the following "Events or Default" happens:

  a)
  if any Fixed Monthly Rent is not paid when due and default continues for a period of 5 days; or

  b)
  if any additional rent is not paid when due, and default continues for a period of 10 days; or

  c)
  if Tenant defaults under any of the terms of this Lease other than those in 13.1(a) and (b), and default continues for 30 days after written notice (except if default cannot be completely cured within 30 days, it will not be an Event of Default if Tenant starts to cure within the 30 day period, and in a good faith proceeds to remedy the default; or

  d)
  if Tenant or any person who has guaranteed performance, files a voluntary petition in bankruptcy or is adjudicated a bankruptcy or insolvent, or files a petition or answer seeking relief under any federal, state or other statute or regulation, or seeks or consents to or acquiesces in the appointment of a trustee, receiver or liquidator or Tenant or guarantor, or of all or any substantial part of Tenant's properties or of the Premises or any or all rents, earnings, or income or makes an assignment for the benefit of creditors, or admits in writing its inability to pay its debts generally as they become due; or

  e)
  if a petition is filed against Tenant, or any person who has guaranteed performance, seeking relief under any federal, state or other statute or regulation, which remains undismissed or unstayed for an aggregate of 60 days (whether or not consecutive), or if a trustee, receiver or liquidator of Tenant or guarantor, or of all or any substantial part of its properties or of the Premises or any or all rents, or income is appointed without the consent or acquiescence of Tenant, or guarantor, and the appointment remains unvacated or unstayed for an aggregate of 60 days (whether or not consecutive).

13.2 NOTICE; TERMINATION.

    Landlord at any time after the happening of an Event of Default may declare an Event of Default by written notice to Tenant specifying the Event(s) of Default. In the same or a later written notice Landlord may elect that his Lease terminate at 5:00 p.m. on the date listed by Landlord. The date will be at least 5 days after the giving of the termination notice (including the termination date). On the date in the notice, subject to Paragraph 13.4, the Lease and all interests demised will terminate and all rights of the Tenant shall cease. The termination will not take place if before the stated date and time:

  (i)
  Tenant has paid all arrears of fixed minimum rent and additional rent and all other amounts payable Tenant, (together with interest pursuant to Paragraph 24.10) and as additional rent all expenses (including, without limitation, attorney's fees and expenses) incurred by Landlord due to any default by Tenant, (the "Arrearages"), and

  (ii)
  All other defaults have been cured to the satisfaction of Landlord.

    13.3 REPOSSESSION, RE-LETTING. After notice of an Event of Default, whether before or after a termination as provided in Paragraph 13.2, Landlord, without further notice and with no proceedings, ejectment or otherwise, and may remove Tenant and all repossession, Landlord may (but is under no obligation to) re-let the Premises, any part thereof, or the Premises with additional premises, on account of Tenant (until Landlord makes demand for final damages), in Tenant's or Landlord's name, without notice to Tenant, for a term (which may be more or less than the period which would have been the balance of the term of this Lease) and on conditions (including concession, periods of rent free use, or alterations) and for purposes which Landlord determines, and Landlord may receive the rents. Landlord is not liable for failure to collect any rent due upon any such re-letting.

    13.4 SURVIVAL OF TENANT'S OBLIGATIONS; DAMAGES. No provisions in Paragraphs 13.1, 13.2 and 13.3 will relieve Tenant of its liability and obligations under this Lease, all of which will survive. Landlord will not be deemed to accept a surrender of Tenant's lease or otherwise discharge Tenant because Landlord takes or accepts possession of the Premises or exercises control over them as provided. Acceptance of surrender and discharge may be done only by an instrument executed on behalf of Landlord by its duly authorized officer or employee.

    In the event of termination or repossession following an Event of Default, Tenant will pay to Landlord the Arrearages up to the earlier of the date of termination or repossession. Furhter Tenant, until the end of what would have been the term of this Lease in the absence of termination and whether or not the Premises or any part have been re-let, is liable to landlord for, and will pay to Landlord, as liquidated and agreed "Current Damages" for Tenant's default:

  a)
  the Fixed Minimum Rent and all additional rent and other charges payable by Tenant or which would be payable if this Lease had not terminated, plus all Landlord's expenses in connection with any reletting, including, without limitation, repossession costs, brokerage commissions, legal expenses, attorneys' fees, expenses of employees, alteration costs, and expenses of preparation for such reletting, LESS

  b)
  the net proceeds, if any, of any re-letting on account of Tenant pursuant to Paragraph 13.3. If the Premises have been relet with additional premises, the net proceeds, if any, of reletting shall be prorated.

    Tenant shall pay Current Damages to Landlord monthly on the days on which the Fixed Minimum Rent would have been payable if the Lease were not terminated, and Landlord is entitled to recover from Tenant each month.

    After termination under Paragraph 13.2, whether or not Landlord has collected Current Damages, Tenant will pay to Landlord, on demand, as liquidated and agreed "Final Damages" for Tenant default and in lieu of all Current Damages beyond the date of demand, an amount equal to the excess, if any, of

  x)
  the present case value on the date of demand of the fixed Minimum Rent and additional rent and other charges which would have been payable (net of any sales taxes or customary leasing commissions) from the date of demand for what would have been the unexpired term of this Lease if it had not been terminated, LESS

  y)
  the present cash value of the fair rental value (net of any sales taxes or customary leasing commissions) of the Premises for the same period, PLUS

  z)
  the Arrearages to the earlier of the date of termination or repossession and Current Damages up to the date of demand which remain unpaid.

    If any statute or rule of law governing a proceeding in which Final Damages are to be proved validly limits the amount less than that provided for, Landlord is entitled to the maximum amount allowable under the statute or rule of law. The discount rate of interest shall be as provided in Paragraph 24.10.

14. CONDEMNATION.

    14.1 PERMANENT CONDEMNATION. If the Premises or any portion are taken under the power of the eminent domain, or sold under the threat of the exercise of the power (both called "Condemnation"), this lease will terminate as to the part taken as of the first date of the condemning authority takes either title or possession. If the portion of the Premises taken is more than twenty-five percent (25%) or makes the balance unfit for Tenant's use, Tenant has the option to terminate this Lease as of the date the condemning authority takes possession. The option will be exercised in writing as follows:

  i)
  within thirty (30) days after Landlord has given Tenant written notice of the taking; or

  ii)
  absent notice, within thirty days after the condemning authority given Tenant written notice of taking; or

  iii)
  absent notice, within ten (10) days after the condemning authority has taken possession.

    If Tenant does not terminate, this Lease will remain in full force and effect as to the portion of the Premises remaining. The rent will be proportionately reduced.

    Any award for Condemnation is the Landlord's whether the award is made as compensation for diminution in value of the leasehold or for the taking of the fee, or as severance damages. Tenant is entitled to any award for damage to Tenant's trade fixtures and removable personal property and moving expenses. If this Lease is not terminated, Landlord, to the extent of severance damages received, will repair damage to the Premises causes by condemnation except to the extent that Tenant has been reimbursed by the condemning authority. Tenant will pay any amount in excess of the severance damages required to complete the repair.

    14.2 TEMPORARY CONDEMNATION. Upon Condemnation of all or a part of the Premises for temporary use, this Lease will continue without change or abatement in Tenant's obligations, as between Landlord and Tenant. Tenant is entitled to the award made for the use. If the Condemnation extends beyond the initial term, or only current renewal term, the award will be prorated between the term. The Tenant is responsible for the cost of any restoration work required to place Premises in the condition they were in prior to Condemnation unless the release of the Premises occurs after termination. In such case, Tenant will assign to the Landlord any claim it may have against the condemning authority. If Tenant has received restoration funds, it will give the funds to Landlord within 15 days after demand.

    15. FORCE MAJEURE. If Landlord's performance of any obligations under any provision in this Lease is delayed by an act or neglect of Tenant, Act of God, strike, labor dispute, unavailability of materials, boycott, governmental restrictions, riots, insurrection, war, catastrophe, or act of the public enemy, the period for the beginning or completion of the obligation is extended for a period equal to the delay.

    16. SUBORDINATION. This lese, at Landlord's option, will be subordinate to any form of security and to all renewals, modifications, consolidations, replacements and extensions. Tenant's right to quiet possession of the Premises will not be disturbed if Tenant is not in default under this Lease, unless it is otherwise terminated under the terms. If any mortgagee, trustee or ground lessor elects to have this Lease prior to the lien of its security, and gives written notice to Tenant, the Lease will be deemed prior to the security, whether dated before or after the date of the security, or the recording date. Tenant agrees to execute any required documents, and Tenant irrevocably appoints Landlord as Tenant's attorney-in-fact to do so, if Tenant fails to so execute within ten (10) days after written demand.

    17. ESTOPPEL CERTIFICATE. Tenant, after not less than ten (10) days prior written notice from Landlord, will deliver to Landlord a written statement i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of the modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the rent and other charges are paid in advance, if any, ii) stating the amount of the security deposit, if any, held by Landlord and iii) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of the Landlord, or stating any claimed defaults. The statement may be relied upon by any prospective purchaser or lender of the Premises.

    Tenant's failure to deliver the statement within the time will be conclusive upon Tenant i) that this Lease is in full force and effect, without modification except as may be represented by Landlord, ii) that any security deposit is as represented by Landlord, iii) that there are no uncured defaults in Landlord's performance, and iv) that not more than one month's rent has been paid in advance.

    If Landlord desires to sell or finance or refinance all or part of the Premises, Tenant agrees to deliver to any proposed purchaser or lender named by Landlord all financial statements of Tenant as may be reasonably required by the proposed purchaser or lender. The statements will include the past three years' financial statements of Tenant. All financial statements will be received by Landlord in confidence and will be used only for these purposes.

    18. CORPORATE AUTHORITY. If Tenant is a corporation, each individual executing this Lease on behalf of the corporation represent and warrants that he is duly authorized to execute and deliver this Lease on behalf of the corporation in accordance with a duly adopted resolution of the Board of Directors of the corporation, or in accordance with the bylaws of the corporation, and that this Lease is including upon the corporation. If Tenant is a corporation, Tenant will, within thirty (30) days after execution of this Lease, deliver to Landlord a certified copy of a resolution of the Board of Directors of the corporation or applicable bylaws authorizing the ratifying the execution of this Lease or establishing the authority of the person executing this lease.

    19. NOTICES. All notices required or permitted under this Lease shall be in writing and shall be deemed duly given in mailed in any U.S. Post Office by certified or registered mail, addressed to Landlord or Tenant, respectively, at the addresses provided in the Information Schedule.

    Either party by notice as provided above may change the address for notices and payment of rent, which notice will be effective only upon actual receipt by the other party.

    20. BROKER'S FEE. Landlord and Tenant represent and warrant to each other that except as stated below, no broker, agent or finder has been employed by it in connection with this Lease and no commissions are payable by it to any person. Tenant and Landlord each agree to indemnify, defend and save harmless the other from any expenses or claim for fees or commissions resulting from the indemnifying part having dealt with any broker, agent or finder in negotiating this lease. Landlord acknowledges that its broker in this transaction was as listed in the Information Schedule and that payments of commissions will be in accordance with their agreement. Tenant represents it did not deal with any other broker, agent or finder purporting to represent Landlord.

    21. LANDLORD'S ACCESS. Landlord and Landlord's agents have the right to enter the Premises at reasonable times for the purpose of inspecting, showing the Premises to prospective purchasers, or lenders, and making alterations, repairs, improvements or additions to the Premises or to the Building that Landlord deems necessary or desirable. Landlord may place any ordinary "For Sale" signs on the Premises and Landlord may, during the last 180 days of the term, place on the Premises any ordinary "For Lease" signs, all without rebate of rent or liability.

    22. LANDLORD'S LIABILITY. The term "Landlord" means only the owner or owners of the fee title at the time in question. If the Landlord (or the then grantor) transfers any title or interest from and after the date of transfer the landlord (or the then grantor) is relieved of all liability for Landlord's obligations to be performed after the date of transfer. Any Security Deposit not delivered to the grantee is excepted. Landlord's obligations under this Lease shall thereafter be finding on Landlord's successors and assigns, but only during their respective periods of ownership. Tenant agrees to attorn to any transferee or lender of Landlord.

    23. LANDLORD'S RIGHT. If Tenant fails to make any required payment or defaults in performing any other term in this Lease, landlord may, but need not (and without waiving the default) make such payment or remedy other defaults for Tenant's account and at Tenant's expense, immediately and without notice in case of emergency, otherwise on five (5) days written notice to Tenant. The costs, with interest under Article 24.10, and with a charge equaling 15% of the cost (to cover Landlord's overhead), is due as additional rent with Tenant's next fixed minimum rent installment.

24. MISCELLANEOUS.

    24.1 TIME OF ESSENCE. Time is of the essence under this Lease.

    24.2 COVENANTS AND CONDITIONS. Each provision of this Lease performable by Tenant is both a covenant and a condition.

    24.3 CAPTIONS. Article and paragraph captions are only for convenience.

    24.4 INCORPORATION OF PRIOR AGREEMENTS, AMENDMENTS. This Lease contains all agreements of the parties with respect to any matter mentioned. No prior agreement or understanding is effective after execution of this Lease. This Lease may be modified in writing only, signed by the parties. The Exhibits and Rent Schedule attached to this Lease are part of the Lease as fully as if placed in the body of the Lease.

    24.5 CUMULATIVE REMEDIES. No remedy or election is exclusive but, where ever possible, is cumulative with all other remedies at law or in equity.

    24.6 SEVERABILITY. The invalidity of any provision of this Lease as determined by a court of competent jurisdiction, shall not affect the validity of any other provision. The valid portions of the Lease shall be interpreted together to accomplish the intent of the parties.

    24.7 MERGER. The voluntary or other surrender by Tenant or a mutual cancellation will work a merger, and, at Landlord's option, will terminate existing subtenancies or operate as an assignment of subtenancies.

    24.8 HOLDING OVER. If Tenant retains possession after the Lease Term expires, without the written consent of Landlord, the occupancy will be a tenancy for month-to-month at a rent in the amount of 1.5 times the last fixed minimum rent plus all additional rent and other charges payable, and upon all the terms applicable to a month-to-month tenancy. Any options and rights of first refusal contained in the Lease are terminated during the tenancy. Such tenancy shall not last more than ninety (90) days without Landlord's written consent.

    24.9 WAIVERS. Waiver by Landlord of any provision is not a waiver of any other provision or of any subsequent breach by Tenant of the same or any other provision. Landlord's consent or approval of any act will not make it unnecessary to obtain Landlord's consent or approval in the future. The acceptance of rent by Landlord is not a waiver of any breach by Tenant other than the failure of Tenant to pay the particular rent accepted.

    24.10 INTEREST ON PAST-DUE OBLIGATIONS. Any amount due to Landlord not paid when due will bear interest from the date due at the prime lending rate in effect from time to time at the Chase Manhattan Bank, N.A. in New York City or the highest rate of interest payable under the law, whichever is lowest. Payment of interest will not cure any default by Tenant under this Lease except as expressly provided.

    24.11 ATTORNEY'S FEES. If either party brings an action regarding terms or rights under this Lease, the prevailing party in any action, on trial or appeal, is entitled to reasonable attorney's fees as fixed by the court to be paid by the losing party. The term "attorney's fees" shall include, but is not limited to, reasonable attorney's fees incurred in any and all judicial, bankruptcy, reorganization, administrative or other proceeding, including appellate proceedings, whether the proceedings arise before or after entry of an final judgment and all costs and disbursements in connection with the matter.

    24.12 WAIVER OF JURY TRAIL. Landlord and Tenant each waive trial by jury in any action, proceeding, or counterclaim brought by either of the parties to this Lease against the others on any matter whatsoever arising out of or in any way connected with this Lease or its termination, the relationship of landlord and tenant, Tenant's use or occupancy of the Premises, and/or any claim of injury or damage and any emergency statutory or any other statutory remedy.

    24.13 RECORDING. Tenant will not record this Lease without Landlord's written consent. Any recordation, at Landlord's option will constitute a non-curable default of Tenant. Either party upon request of the other, shall promptly deliver to the other a "short form" memorandum of this Lease for recording. If the "short form" has been recorded, Tenant agrees to deliver a notice of termination at the time this Lease is terminated. The Tenant, upon the request of any party in interest will promptly deliver any instruments necessary to carry out these terms. The Tenant irrevocably appoints the Landlord as attorney-in-fact for the Tenant with full power and authority to execute and deliver any such instrument in the name of the Tenant.

    24.14 SIGNS AND AUCTIONS. Tenant shall not place any sign upon on conduct any auction on the Premises without Landlord's prior written consent.

    24.15 SECURITY. Tenant acknowledges that the rents reserved in this Lease do not include the cost of security guards or other security measures, and that Landlord has no obligation to provide such services. Tenant assumes all responsibility for the protection of Tenant, its agents, employees and invitees from acts of third parties.

    24.16 CONSENTS. Wherever consents are required by either Landlord or Tenant, same shall ot be unreasonably withheld.

    24.17 EASEMENTS AND RESTRICTIVE COVENANTS. Landlord reserves the right to grant and record easements, cross-easements, rights, restrictive covenants and conditions and dedications which it deems necessary or desirable. The grants will not unreasonably interfere with Tenant's use of the Premises. Tenant agrees to promptly execute documents requested by Landlord. Failure to execute will be a material breach under this Lease.

    24.18 RULES AND REGULATIONS. Tenant will comply with Landlord's rules and regulations respecting the Industrial Park. As detailed in Exhibit B.

    24.19 BINDING EFFECT; CHOICE OF LAW. Subject to provisions restricting assignment or subletting and to the provisions of Paragraph 22, this Lease will bind the parties, their personal representatives, successors and assigns. This lease shall be governed by the laws of the state in which the Property is located.

    The parties have executed this lease at the place on the dated specified.

LANDLORD:
WITNESSES:	LAWRENCE SEILER
/s/ Vince DeCampo	By	/s/ Lawrence Seiler	(SEAL)
	By	Lawrence Seiler
	Executed at	9693 Gerwig Lane, Ste. O Columbia, Md. 21046
	On	May 25, 1999
TENANT:
WITNESSES:	VIEW SYSTEMS, INC.
/s/ Vince DeCampo	By	/s/ Andrew L. Jiramek	(SEAL)
Andrew L. Jiramek
	Title:	VP, Administration
	Executed at	9693 Gerwig Lane, Ste. O Columbia, Md. 21046
	On	May 25, 1999

LEASE AMENDMENT

    This Amendment (the "AMENDMENT") is made this 1st day of June, 1999 by and between View Systems, Inc. (the "TENANT") and Lawrence Seiler (the "LANDLORD") as a material inducement to renew the lease by and between the parties hereto (the "LEASE") dated herewith for the lease of 9693 Gerwig Lane, Suites N, O, P and Q, Columbia, Maryland 21046 (the "PREMISES"), hereby agree as follows:

    1. The terms and conditions set forth herein shall supersede and apply notwithstanding any contrary terms and conditions in the LEASE.

    2. The TENANT is hereby granted a right of first refusal to purchase the PREMISES from the LANDLORD upon the following terms and conditions prior to any transfer, pledge, mortgage, conveyance, grant or otherwise change in the legal of equitable interest in and to the PREMISES. No transfer, pledge, mortgage, conveyance, grant or otherwise change in the legal or equitable interest in and to the PREMISES shall be valid until and unless the TENANT shall have been offered the right of first refusal as set forth herein. The TENANT shall have the right to purchase the PREMISES for Two Hundred Thousand Dollars ($200,000.00), with settlement to occur within one hundred twenty (120) days after the TENANT NOTICE set forth below. LANDLORD shall notify the TENANT of LANDLORD's intent to transfer, pledge, conveyance, mortgage, grant or otherwise change in any legal or equitable interest in and to the PREMISES at least thirty (30) days prior to said intended transfer, pledge, mortgage, conveyance, grant or otherwise change (the "LANDLORD NOTICE"). The LANDLORD shall be deemed to have made the LANDLORD NOTICE on the date the TENANT receives actual notice of any voluntary or involuntary transfer, conveyance or other change in the ownership of the PREMISES. Upon receipt of the LANDLORD NOTICE by TENANT, the TENANT shall have thirty (30) days to exercise its right of first refusal (the "TENANT NOTICE") by notice to the LANDLORD.

    3. Upon any transfer, pledge, mortgage, conveyance, grant or otherwise any change in any interest in or to the PREMISES, the rent reserved in the LEASE shall be reduced by seventy five percent (75%) effective as of the date of said transfer, pledge, mortgage, conveyance, grant or otherwise change in the ownership of the PREMISES.

    4. Upon the request of the TENANT, the LANDLORD shall execute any agreement, instrument or deed requested by the TENANT setting forth the terms herein to be recorded among the Land Records of Howard County, Maryland.

    5. The AMENDMENT shall be binding upon and issue to the benefit of the parties hereto, their successors, heirs and assigns. Except as modified herein, the LEASE shall remain in full force and effect.

    The parties hereto agree on the day and year first above written.

Witness: /s/ Gunther Than	View Systems, Inc. By: /s/ Andrew L. Jiranek (Seal) VP
/s/ Vince DeCampo	/s/ Laurence Seiler (Seal) Lawrence Seiler

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Exhibit 10.6